UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)April 24, 2015

INTERSIL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation		Identification No.)

1001 Murphy Ranch Road Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(408) 432-8888

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
a)	Intersil Corporation (“Intersil”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on April 24, 2015 in Milpitas, California.

b)	At the Annual Meeting, the shareholders considered and approved items 1, 2, and 3 below. The total shares voted were 125,298,746.

1)	Election of Directors. All eight (8) of management’s nominees for our Board of Directors were elected by the following votes:

Nominee	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Mercedes Johnson	115,937,634	824,894	34,957	8,501,261
Sohail Khan	116,332,836	418,267	46,382	8,501,261
Gregory Lang	116,214,169	547,132	36,184	8,501,261
Donald Macleod	116,132,265	619,601	45,619	8,501,261
Forrest Norrod	116,225,960	525,582	45,943	8,501,261
Jan Peeters	115,102,192	1,660,918	34,375	8,501,261
Dr. Necip Sayiner	116,302,605	472,560	22,320	8,501,261
James A. Urry	115,453,624	1,310,022	33,839	8,501,261

2)	To ratify the appointment of KPMG LLP as Intersil’s independent, registered certified public accounting firm. The voting results were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
122,702,267	2,269,229	327,250	---

3)

To approve, on an advisory basis, the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosure in our Proxy Statement.  The voting results were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
113,580,730	1,517,441	1,699,314	8,501,261

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERSIL CORPORATION

Date:	April 24, 2015	By:	/s/ Thomas C. Tokos
		Name:	Thomas C. Tokos
		Title:	Sr. Vice President, General Counsel and Secretary